                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 10, 1997

                                   ZILA, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                     0-17521                    86-0619668
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

5227 North 7th Street  Phoenix, Arizona                             85014
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code   (602) 266-6700

The undersigned registrant hereby amends its Current Report on Form 8-K dated November 10, 1997 which was filed on November 24, 1997, solely to add the financial information and pro forma financial information required by Item 7 of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business to Be Acquired

         The financial statements for Oxycal Laboratories, Incorporated are set forth below:

OXYCAL LABORATORIES, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                                 F-2

CONSOLIDATED BALANCE SHEETS, JUNE 30, 1997 AND
   SEPTEMBER 30, 1997 (Unaudited)                                            F-3

CONSOLIDATED STATEMENTS OF INCOME, YEARS ENDED
   JUNE 30, 1996 AND 1997 AND THE THREE MONTHS ENDED
   SEPTEMBER 30, 1996 AND 1997 (Unaudited)                                   F-4

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY, YEARS ENDED
   JUNE 30, 1996 AND 1997 AND THE THREE MONTHS ENDED
   SEPTEMBER 30, 1997 (Unaudited)                                            F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS, YEARS ENDED
   JUNE 30, 1996 AND 1997 AND THE THREE MONTHS ENDED
   SEPTEMBER 30, 1996 AND 1997 (Unaudited)                                   F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                   F-7

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Oxycal Laboratories, Inc.
Phoenix, Arizona

We have audited the accompanying consolidated balance sheet of Oxycal Laboratories, Inc. and subsidiaries as of June 30, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oxycal Laboratories, Inc. and subsidiaries at June 30, 1997, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.



August 23, 1997
Phoenix, Arizona

OXYCAL LABORATORIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

                                                                      JUNE 30,        SEPTEMBER 30,
                                                                        1997             1997
                                                                                      (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                         $   612,887       $ 1,400,508
  Trade accounts receivable, less allowance for doubtful
    accounts of $3,360 and $3,360 (unaudited)                         1,519,444         1,934,250
  Employee and other receivables                                          5,098             8,098
  Inventories (Notes 2 and 11)                                        4,223,747         4,127,857
  Prepaid income taxes                                                  229,681
  Prepaid expenses and other assets                                      40,546           153,314
                                                                    -----------       -----------
          Total current assets                                        6,631,403         7,624,027

PROPERTY AND EQUIPMENT - Net (Note 3)                                 1,981,110         2,014,531

INTANGIBLE ASSETS - Net (Note 4)                                        721,479           710,518

DEFERRED INCOME TAXES (Note 7)                                          249,000           249,000

DEPOSITS AND OTHER ASSETS                                                 6,167             7,167
                                                                    -----------       -----------
TOTAL                                                               $ 9,589,159       $10,605,243
                                                                    ===========       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                  $   763,224       $   422,677
  Accrued expenses                                                      117,217           307,421
  Income taxes payable                                                                    448,094
                                                                    -----------       -----------
          Total current liabilities                                     880,441         1,178,192
                                                                    -----------       -----------
COMMITMENTS AND CONTINGENCIES (Notes 5, 9 and 10)

STOCKHOLDERS' EQUITY (Note 5):
  Common stock, no par value - authorized, 20,000,000 shares;
    issued and outstanding, 1,825,807 shares                            365,169           365,169
  Capital in excess of stated value                                   3,610,920         3,610,920
  Retained earnings                                                   4,732,629         5,450,962
                                                                    -----------       -----------
          Total stockholders' equity                                  8,708,718         9,427,051
                                                                    -----------       -----------
TOTAL                                                               $ 9,589,159       $10,605,243
                                                                    ===========       ===========

OXYCAL LABORATORIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

                                              YEARS ENDED                         THREE MONTHS ENDED
                                               JUNE 30,                              SEPTEMBER 30,
                                   --------------------------------        -------------------------------
                                       1996                1997                1996               1997
                                   ------------        ------------        ------------       ------------
                                                                                      (UNAUDITED)
NET SALES (Notes 6 and 8)          $ 10,990,943        $ 14,496,010        $  3,319,351       $  3,868,649
COST OF SALES                         5,257,246           4,981,948           1,148,890          1,091,157
                                   ------------        ------------        ------------       ------------
          Gross profit                5,733,697           9,514,062           2,170,461          2,777,492

SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES (Note 5)                   3,015,661           5,533,802             661,636          1,212,950
                                   ------------        ------------        ------------       ------------
INCOME FROM OPERATIONS                2,718,036           3,980,260           1,508,825          1,564,542
                                   ------------        ------------        ------------       ------------
OTHER INCOME (EXPENSE):
  Interest income                        40,313              53,036              13,420             13,242
  Interest expense (Note 6)              (1,600)               (195)
  Other                                  17,948              (1,360)              2,500              1,904
                                   ------------        ------------        ------------       ------------
          Total other income             56,661              51,481              15,920             15,146
                                   ------------        ------------        ------------       ------------
INCOME BEFORE INCOME
  TAXES                               2,774,697           4,031,741           1,524,745          1,579,688
INCOME TAXES (Note 7)                 1,060,000           1,530,000             655,645            678,775
                                   ------------        ------------        ------------       ------------
NET INCOME                         $  1,714,697        $  2,501,741        $    869,100       $    900,913
                                   ============        ============        ============       ============

See notes to consolidated financial statements.

OXYCAL LABORATORIES, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          COMMON STOCK                   CAPITAL IN                            TOTAL
                                                        STATED            EXCESS OF        RETAINED         STOCKHOLDERS'
                                     SHARES             VALUE           STATED VALUE       EARNINGS            EQUITY
BALANCE,
  JULY 1, 1995                      1,825,807        $   365,169        $ 3,279,389       $ 1,018,291       $ 4,662,849
    Net income                                                                              1,714,697         1,714,697
    Dividends                                                                                (136,935)         (136,935)
                                  -----------        -----------        -----------       -----------       -----------
BALANCE,
  JUNE 30, 1996                     1,825,807            365,169          3,279,389         2,596,053         6,240,611
    Net income                                                                              2,501,741         2,501,741
    Stock-based
      compensation (Note 5)                                                 331,531                             331,531
    Dividends                                                                                (365,165)         (365,165)
                                  -----------        -----------        -----------       -----------       -----------
BALANCE,
  JUNE 30, 1997                     1,825,807            365,169          3,610,920         4,732,629         8,708,718
  Net income (unaudited)                                                                      900,913           900,913
  Dividends (unaudited)                                                                      (182,580)         (182,580)
                                  -----------        -----------        -----------       -----------       -----------
BALANCE,
  SEPTEMBER 30, 1997
  (Unaudited)                       1,825,807        $   365,169        $ 3,610,920       $ 5,450,962       $ 9,427,051
                                  ===========        ===========        ===========       ===========       ===========

See notes to consolidated financial statements.

OXYCAL LABORATORIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEARS ENDED                       THREE MONTHS ENDED
                                                                      JUNE 30,                           SEPTEMBER 30,
                                                          ------------------------------        ------------------------------
                                                             1996                1997               1996               1997
                                                          -----------        -----------        -----------        -----------
                                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                              $ 1,714,697        $ 2,501,741        $   869,100        $   900,913
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                           157,836            210,833             44,413             68,439
      Loss on sale of fixed assets                                                 4,863
      Stock-based compensation                                                   331,531
      Accretion on government security                                           (10,118)
  Change in assets and liabilities:
    Trade accounts receivable                                (278,548)          (312,071)          (217,334)          (414,806)
    Employee and other receivables                              8,020                239              1,685             (3,000)
    Inventories                                            (1,525,185)        (2,063,653)          (392,076)            95,890
    Prepaid expenses and other assets                          (5,640)          (165,562)           (38,927)           115,913
    Deferred income taxes                                      21,000           (118,000)
    Accounts payable and accrued expenses                     564,614             66,881            556,916           (150,343)
    Income taxes payable                                                                            366,842            448,094
                                                          -----------        -----------        -----------        -----------
          Net cash provided by operating activities           656,794            446,684          1,190,619          1,061,100
                                                          -----------        -----------        -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                        (268,659)          (717,862)          (303,839)           (90,899)
  Proceeds from sale of property and equipment                                    24,876
  Patent and trademark costs incurred                         (76,011)           (60,218)           (15,084)
  (Purchase) maturity of investment                          (189,882)           200,000
                                                          -----------        -----------        -----------        -----------
          Net cash used in investing activities              (534,552)          (553,204)          (318,923)           (90,899)
                                                          -----------        -----------        -----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                             (136,935)          (365,165)                             (182,580)
  Principal payments on related party debt                    (65,000)
                                                          -----------        -----------        -----------        -----------
          Net cash used in financing activities              (201,935)          (365,165)                             (182,580)
                                                          -----------        -----------        -----------        -----------
NET (DECREASE) INCREASE IN CASH
   AND CASH EQUIVALENTS                                       (79,693)          (471,685)           871,696            787,621
CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                                      1,164,265          1,084,572          1,084,572            612,887
                                                          -----------        -----------        -----------        -----------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                           $ 1,084,572        $   612,887        $ 1,956,268        $ 1,400,508
                                                          ===========        ===========        ===========        ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Cash paid for interest                                $     1,600        $       195
                                                          ===========        ===========
    Cash paid for income taxes                            $ 1,092,911        $ 1,784,951        $     6,000        $     1,000
                                                          ===========        ===========        ===========        ===========

See notes to consolidated financial statements.

OXYCAL LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS - Oxycal Laboratories, Inc. and subsidiaries (the "Company") is involved in the development, production and marketing of a patented food supplement. The Company's products are Ester-C(R) mineral ascorbates which are distributed worldwide, as detailed in Note 8.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Oxycal Laboratories, Inc. and its wholly-owned subsidiaries, Inter-Cal Corp. and Oxycal Exports, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

         CASH AND CASH EQUIVALENTS include cash on hand and in banks and cash invested in short-term securities with an original maturity of three months or less.

         INVESTMENT IN GOVERNMENT SECURITY consists of a one-year $200,000 face value U.S. Government treasury bill, which matured June 18, 1997. The Company accounts for investment securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS No. 115 requires the classification of securities at acquisition into one of three categories: available-for-sale, held-to-maturity or trading.

         INVENTORIES, which consist of finished goods and raw materials, are stated at the lower of cost (first-in, first-out method) or market.

         PROPERTY AND EQUIPMENT are stated at cost and are depreciated using straight-line methods over their respective estimated useful lives which are as follows:

         Building and improvements                                   15-40 years
         Furniture and equipment                                      3-10 years
         Automobiles                                                     5 years

         INTANGIBLE assets are comprised of the following:

         a. PATENT AND TRADEMARK COSTS - Certain costs incurred in connection with the acquisition of domestic and foreign patent rights and product trademarks are capitalized and amortized over the estimated benefit period which ranges from 10 to 20 years for patents and 15 years for trademarks. Research and development costs totaling approximately $114,000 and $104,000 in 1997 and 1996, respectively, were expensed.

         b. ORGANIZATION costs consist primarily of legal costs associated with the incorporation of Oxycal Exports, Inc. and were being amortized over five years using the straight-line method.

         INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, which among other things, provides for the establishment of deferred income taxes for temporary differences between the financial and income tax bases of reporting.

2.       INVENTORIES

         Inventories consist of the following at June 30, 1997:

Finished goods                                                        $  847,740
Raw materials                                                          3,376,007
                                                                      ----------
Total inventories                                                     $4,223,747
                                                                      ==========

3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at June 30, 1997:

Land and land improvements                                            $  401,180
Building and improvements                                                941,119
Furniture and equipment                                                1,295,958
Automobiles                                                              112,747
Construction in progress                                                   1,000
                                                                      ----------
Total                                                                  2,752,004
Less accumulated depreciation                                            770,894
                                                                      ----------
Total property and equipment - net                                    $1,981,110
                                                                      ==========

4.       INTANGIBLE ASSETS

         Intangible assets consist of the following at June 30, 1997:

Trademarks - net of accumulated amortization of $21,804                 $322,847
Patents in process                                                       205,711
Patents - net of accumulated amortization of $64,422                     192,921
                                                                        --------
Total intangible assets                                                 $721,479
                                                                        ========

5.       STOCK OPTIONS

         The Company adopted a Stock Option and Incentive Plan (the "Plan") authorizing the Board of Directors to grant options to employees and directors of the Company to purchase up to 750,000 shares of the Company's stock. Options granted under the Plan have terms between 10 and 15 years from the date of grant. At the adoption of the Plan, all previously issued stock options which were still outstanding were incorporated into the Plan without a change in the terms of those options. At June 30, 1997, there were no shares available for grant under this Plan.

         In addition, 36,602 options to purchase shares at $1.50 per share were granted during 1992 and 44,000 options to purchase shares at $1.50 per share were granted during 1997, outside the Plan.

         Stock options, and related information, outstanding as of June 30, 1997, which expire at various dates through 2005 are summarized in the following table.

                                                                                   WEIGHTED
                                                  NUMBER          EXERCISE          AVERAGE
                                                    OF             PRICE           EXERCISE
                                                  SHARES           RANGE             PRICE
Outstanding, July 1, 1995 and June 30, 1996       786,602       $.69 - $5.44       $   1.20
  Granted                                          44,000               1.50           1.50
                                                  -------
Outstanding, June 30, 1997                        830,602       $.69 - $5.44       $   1.28
                                                  =======

         All options outstanding were exercisable at June 30, 1997.

         The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options. Accordingly, compensation cost for stock options is recorded as the excess, if any, of the fair value of the Company's common stock at the date of grant over the exercise price of the option. Compensation cost recognized in the Company's consolidated statement of income for 1997 of $331,531 is essentially the same as that determined in accordance with the methodology prescribed under SFAS No. 123, Accounting for Stock-Based Compensation.

         The fair value of options granted during 1997 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: 6.25% risk-free interest rate, expected option lives of 1 year, and a 4.4% dividend yield.

         During 1987 and 1991, 493,341 options with exercise prices ranging from $.69 to $2.18 were issued to various officers, employees and directors of the Company. In consideration for the past service of the officers, employees and directors, the Company agreed to reimburse the required exercise price of those certain stock options at the date of exercise. The Company recorded a total of $717,141 of compensation expense at the time those options were granted, which represented the estimated fair value of 493,341 shares of the Company's common stock. Option prices above have not been reduced for the amounts to be reimbursed by the Company; such amounts total approximately $491,000 at June 30, 1997. At June 30, 1997, all 493,341 of these options remained outstanding.

6.       RELATED PARTY TRANSACTIONS

         For the year ended June 30, 1996, the Company incurred interest at 8% of approximately $1,600 on related party debt with an officer, director and stockholder of the Company of approximately $65,000 which was repaid in 1996.

         The Company has two distribution agreements with companies owned by minority stockholders. Sales under these agreements totaled approximately $3,961,000 and $3,971,000 for the years ended June 30, 1997 and 1996, respectively. No commissions were paid to these companies during the years ended June 30, 1997 or 1996.

7.       INCOME TAXES

         The consolidated provision for income taxes for the years ended June 30 consists of the following:

                                                    1997                 1996
Current provision:
  Federal                                       $ 1,310,000          $   826,000
  State                                             338,000              213,000
                                                -----------          -----------
Total current provision                           1,648,000            1,039,000
Deferred provision                                 (118,000)              21,000
                                                -----------          -----------
Total provision for income taxes                $ 1,530,000          $ 1,060,000
                                                ===========          ===========

         A reconciliation of the difference between the provision for income taxes and the amount that would be computed using statutory federal income tax rates for the years June 30 is as follows:

                                                        1997               1996
Income taxes at statutory federal rate of 34%       $ 1,370,792        $   943,397
State income taxes, net of federal benefit              219,730            166,482
Foreign sales income exclusion                          (64,406)           (48,598)
Other - net                                               3,884             (1,281)
                                                    -----------        -----------
Total                                               $ 1,530,000        $ 1,060,000
                                                    ===========        ===========

         Components of the net deferred tax asset at June 30, 1997 is as follows:

Future deductible stock option compensation expense                   $ 407,000
Accelerated depreciation for tax purposes                              (204,500)
Other                                                                    46,500
                                                                      ---------
Net deferred tax asset                                                $ 249,000
                                                                      =========

8.       SALES

         Sales summarized by geographic region for the years ended June 30 are as follows:

                                         1997                                1996
                            -----------------------------       -----------------------------
United States               $11,205,991                77%      $ 8,516,925                78%
Canada                          509,023                 3           366,148                 3
Europe                          689,652                 5           591,231                 5
Australia/New Zealand         1,056,995                 7           828,550                 8
Asia                          1,017,148                 7           688,089                 6
Other                            17,201                 1
                            -----------       -----------       -----------       -----------
Total                       $14,496,010               100%      $10,990,943               100%
                            ===========       ===========       ===========       ===========

         Operating profits on sales do not vary materially by geographic region.

         One customer accounted for 23% of total sales and 30% of domestic sales for 1997. That same customer accounted for 31% of total sales and 40% of domestic sales for 1996. No other customer accounted for more than 10% of sales.

9.       COMMITMENTS AND CONTINGENCIES

         During 1995, the Company received an inquiry from the Federal Trade Commission ("FTC") regarding product claims made in the Company's advertising. The Company responded to the FTC's initial request for information and has submitted evidence which it believes supports its claims. During 1996, the FTC requested further information from the Company. The Company responded to the FTC's request for additional information. In October 1996, the FTC notified the Company that its investigation was completed and that its regional staff concluded that certain claims were not adequately substantiated. Subsequently, additional information was submitted to the FTC and meetings were held, with no resolution of the regional office's allegations. The FTC forwarded their complaint to the Bureau of Consumer Protection ("BCP") for their suggestion regarding dismissal or further action against the Company. The Company has met with the BCP to present evidence supporting its claims. The FTC has the authority, among other things, to request further information from the Company, to impose fines or to issue a potential consent order regarding advertising claims.

         The Company has a $200,000 unsecured bank line of credit available until June 1998. Interest on outstanding balances is at variable interest rates which were approximately 8.25% at June 30, 1997. No amounts were outstanding under the line of credit at June 30, 1997.

10.      401(k) DEFINED CONTRIBUTION PLAN

         The Company adopted a 401(k) defined contribution plan (the "Plan") effective November 1, 1995 for all eligible employees. An employee may contribute up to certain maximum amounts each year. Company contributions were $34,640 for 1997. The Company did not make a contribution to the Plan during 1996.

11.      NOTE TO UNAUDITED FINANCIAL STATEMENTS (UNAUDITED)

         The accompanying unaudited consolidated financial statements for the three months ended September 30, 1997 and 1996, have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation have been included and are only of a normal recurring nature. Operating results for the three months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending June 30, 1998.

         NEW PRONOUNCEMENTS - In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, Reporting Comprehensive Income and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional capital in the equity section of a statement of financial position. SFAS No. 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for disclosures about products and services, geographic area and major customers. Both statements are effective for financial statements for periods beginning after December 15, 1997. The Company has not completed evaluating the impact of implementing the provisions of SFAS Nos. 130 and 131.

         INVENTORIES consist of the following at September 30, 1997:

Finished goods                                                        $1,142,127
Raw materials                                                          2,985,730
                                                                      ----------
Total inventories                                                     $4,127,857
                                                                      ==========

         SUBSEQUENT EVENTS - On November 10, 1997, all of the shares of the Company's common stock were acquired by Zila, Inc. for $28,000,000.

         On December 17, 1997, the Company was notified by the FTC that the investigation regarding product claims made in the Company's advertising, as previously discussed in Note 9 had been closed, as the Company had previously stopped advertising the claims in question.

                                   * * * * * *

         (b) Pro Forma Financial Information - The required pro forma financial information is set forth below:

Zila, Inc. (the "Company" or "Zila"), through its wholly owned subsidiary Zila Pharmaceuticals, Inc., completed its acquisition of the Peridex(R) product line ("Peridex") from The Procter & Gamble Company ("P&G") pursuant to the terms of that Asset Sale and Purchase Agreement dated November 5, 1997 (the "Agreement") between P&G, The Procter & Gamble Distributing Company and Zila Pharmaceuticals, Inc. Peridex is a prescription anti-bacterial oral rinse.

Under the terms of the Agreement, the Company also acquired certain inventory, technology, contract rights, trademarks and other intellectual property associated with Peridex. The purchase price of the Peridex product line, which was determined in arms-length negotiations, was $12 million plus the value of the inventory acquired at the closing. Under the terms of the Agreement, the purchase price is to be delivered to P&G as follows: $6 million was paid at closing, $4 million is payable within 180 days after closing, $1 million is payable within 12 months after closing and $1 million is payable within 24 months after closing. The initial $6 million payment of the purchase price was drawn from the funds available pursuant to the terms of that certain Private Equity Line of Credit Agreement dated as of April 30, 1997 (the "Equity Financing") between Deere Park Capital Management and the Company.

On November 10, 1997 (the "Closing Date"), the Company acquired by merger (the "Merger") Oxycal Laboratories, Incorporated ("Oxycal") pursuant to the terms of the Acquisition Agreement and Plan of Merger dated October 28, 1997, by and among the Company, Oxycal and Zila Acquisition Corp. ("Acquisition Corp."). Under the terms of the Merger, Oxycal was merged into Zila Acquisition Corp., a wholly owned subsidiary of Zila, with Oxycal being the surviving corporation. After the Closing Date, all the issued and outstanding shares of Acquisition Corp. were converted into the common stock of Oxycal, the separate existence of Acquisition Corp. ceased, and Oxycal continued its corporate existence under the laws of the State of Arizona as a wholly owned subsidiary of Zila. Under the terms of the Merger, each outstanding share of Oxycal common stock was converted into the right to receive per share cash consideration of $10.1795. The total cash consideration equaled twenty eight million dollars ($28,000,000) (the "Merger Consideration") which was reached by arms-length negotiations between the Company and Oxycal. Oxycal develops, manufactures and markets a patented and enhanced form of vitamin C under the trademark name Ester-C(R).

The Company raised the funds to consummate the Merger in a private placement of 30,000 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") and warrants to purchase 360,000 shares of the Company's Common Stock (the "Warrants") for $30,000,000 (the "Preferred Stock Proceeds"). The shares of Series A Preferred Stock, the Warrants and the Preferred Stock Proceeds were deposited into escrow and were released from escrow upon the consummation of the Merger.

The unaudited pro forma condensed balance sheet at October 31, 1997 combines historical financial information as if the acquisitions of Peridex and Oxycal occurred on October 31, 1997. The unaudited pro forma condensed combined statement of operations data for the year ended July 31, 1997 and the three months ended October 31, 1997 combine historical statements of operations data for the Company, Peridex and Oxycal, as if the acquisitions had occurred on August 1, 1996.

The unaudited pro forma condensed combined balance sheet data at October 31, 1997 combines historical financial information of the Company at October 31, 1997 and Peridex and Oxycal at September 30, 1997. The unaudited pro forma condensed combined statement of operations data for the three months ended October 31, 1997 combines historical financial information of the Company for the three months ended October 31, 1997 and Peridex and Oxycal for the three months ended September 30, 1997. The unaudited pro forma condensed combined statement of operations data for the year ended July 31, 1997 combines historical financial information of the Company for the year ended July 31, 1997 and Peridex and Oxycal for the year ended June 30, 1997. As the most recent fiscal year ends of both Peridex and Oxycal differ from the Company's fiscal year end by less than 93 days, no adjustments were made to Peridex's or Oxycal's statement of operations data for the purpose of the pro forma presentation.

The detailed assumptions used to prepare the unaudited pro forma condensed combined financial information are contained herein. The unaudited pro form condensed combined financial information reflects the use of the purchase method of accounting for the acquisitions. The purchase price allocation used in the preparation of the pro forma financial information is preliminary and subject to change based upon final evaluations being performed.

The unaudited pro forma combined financial information assumes the initial $6 million payment of the purchase price for Peridex was drawn from the funds available pursuant to the Equity Financing. The remaining amount of purchase price of Peridex is reflected as current and long-term contractual obligations. The unaudited pro forma combined financial information assumes the acquisition of Oxycal was funded from the private placement of the Series A Preferred Stock and Warrants.

The pro forma data are not necessarily indicative of the financial position or results of operations which would actually have been reported had the transaction been consummated at the date mentioned above or which may be reported in the future.

The pro forma data should be read in conjunction with the notes to unaudited pro forma condensed combined financial information and the historical financial statements and notes thereto of Zila and Peridex (incorporated by reference herein) and Oxycal (contained elsewhere herein).

ZILA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA
OCTOBER 31, 1997



                                                        ----------HISTORICAL----------           PRO FORMA          PRO FORMA
ASSETS                                                     ZILA               OXYCAL            ADJUSTMENTS          COMBINED
                                                       ------------        ------------        ------------        ------------
CURRENT ASSETS:
  Cash and cash equivalents                            $  7,818,599        $  1,400,508        $ (4,570,000)(a)    $  4,649,107
  Cash in escrow                                          1,000,000                              (1,000,000)(a)
  Trade receivables - net                                 3,215,329           1,934,250                               5,149,579
  Other receivables                                         218,439               8,098                                 226,537
  Income tax receivable                                     310,379                               2,151,906(b)        2,462,285
  Inventories                                             4,767,583           4,127,857             230,000(c)        9,125,440
  Prepaid expenses and other assets                         897,115             153,314                               1,050,429
                                                       ------------        ------------        ------------        ------------

         Total current assets                            18,227,444           7,624,027          (3,188,094)         22,663,377
                                                       ------------        ------------        ------------        ------------

PROPERTY AND EQUIPMENT - Net                              1,951,363           2,014,531             500,000(d)        4,465,894
OTHER ASSETS                                                137,617             256,167                                 393,784
INTANGIBLE ASSETS - Net                                  10,761,466             710,518          27,032,949(e)       38,504,933
                                                       ------------        ------------        ------------        ------------


TOTAL                                                  $ 31,077,890        $ 10,605,243        $ 24,344,855        $ 66,027,988
                                                       ============        ============        ============        ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                     $  2,620,864        $    422,677                            $  3,043,541
  Accrued liabilities                                     2,376,189             307,421                               2,683,610
  Income taxes payable                                                          448,094            (448,094)(b)
  Deferred revenue                                          394,728                                                     394,728
  Contractual obligation - net of $250,000 discount                                            $  4,750,000(f)        4,750,000
  Short-term borrowing                                       70,769                                                      70,769
  Current portion of long-term debt                          39,895                                                      39,895
                                                       ------------        ------------        ------------        ------------

         Total current liabilities                        5,502,445           1,178,192           4,301,906          10,982,543

LONG-TERM LIABILITIES:
  Long-term debt - net of current portion                   368,962                                                     368,962
  Contractual obligation - net of $180,000 discount                                                 820,000(f)          820,000
                                                       ------------        ------------        ------------        ------------

          Total liabilities                               5,871,407           1,178,192           5,121,906          12,171,505
                                                       ------------        ------------        ------------        ------------

SERIES A CONVERTIBLE PREFERRED STOCK
  $.001 par value - authorized 30,000 shares;
   issued 30,000 shares                                                                          28,650,000(a)       28,650,000
                                                                                               ------------        ------------

SHAREHOLDERS' EQUITY:
  Preferred stock, $.001 par value - authorized
   2,470,000 shares; none issued
  Common stock, $.001 par value - authorized,
   50,000,000 shares; issued 33,885,889 shares               33,886             365,169            (365,169)(g)          33,886
  Capital in excess of par value                         38,572,001           3,610,920          (3,610,920)(g)      38,572,001
  Retained earnings (deficit)                           (13,398,979)          5,450,962          (5,450,962)(g)     (13,398,979)
                                                       ------------        ------------        ------------        ------------

                                                         25,206,908           9,427,051          (9,427,051)         25,206,908
  Less 42,546 common shares held by wholly-owned
    subsidiary (at cost)                                       (425)                                                       (425)
                                                       ------------        ------------        ------------        ------------

        Total shareholders' equity                       25,206,483           9,427,051          (9,427,051)         25,206,483
                                                       ------------        ------------        ------------        ------------

TOTAL                                                  $ 31,077,890        $ 10,605,243        $ 24,344,855        $ 66,027,988
                                                       ============        ============        ============        ============

       NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA
                                OCTOBER 31, 1997


(a) Represents the following adjustments to cash, cash equivalents and cash in escrow:

      Gross proceeds from the issuance of Series A Preferred Stock      $ 30,000,000
      Purchase price of Oxycal.....................................      (28,000,000)
      Initial payment for purchase of Peridex and related inventory       (6,220,000)
      Series A Preferred Stock issuance costs......................       (1,350,000)
                                                                        ------------
            Total..................................................     $ (5,570,000)
                                                                        ============

(b) Represents income tax receivable resulting from Oxycal generating income tax deductions immediately prior to the acquisition date. The tax deduction is a result of certain Oxycal option holders exercising their options to purchase common stock which generated an ordinary deduction for Oxycal.

(c)   Represents the following adjustments to inventories:

      Purchase of Peridex inventory................................     $    220,000
      Net purchase price adjustments to Oxycal inventories.........           10,000
                                                                        ------------
            Total..................................................     $    230,000
                                                                        ============

      The purchase price for the Peridex inventory is subject to adjustment based on the actual value of inventory purchased. Based on information received from P&G, the amount of such adjustment may result in an increase in the purchase price of approximately $100,000. The purchase price adjustments to Oxycal inventories reflect adjustments to value raw materials inventories at replacement cost and finished goods inventories at estimated selling prices less costs of disposal and selling effort profit.

(d) Represents purchase accounting adjustment to increase the value of property, plant and equipment of Oxycal to current replacement cost.

(e) Represents pro forma adjustments to allocate the purchase price of Peridex and Oxycal as follows:

      Purchase price of Peridex, including inventory ........    $ 12,220,000
      Assets acquired .......................................        (220,000)
      Discount on contractual obligation ....................        (430,000)
                                                                 ------------
            Excess of cost over net assets acquired - Peridex      11,570,000
                                                                 ------------

      Purchase price of Oxycal ..............................      28,000,000

      Assets acquired .......................................     (10,605,243)

      Liabilities assumed ...................................       1,178,192

      Pro forma adjustment for:

            Income tax receivable ...........................      (2,600,000)

            Inventories - Finished goods ....................        (230,000)

            Inventories - Raw materials .....................         220,000

            Property, plant and equipment ...................        (500,000)
                                                                 ------------
      Excess of cost over net assets acquired - Oxycal ......      15,462,949
                                                                 ------------
            Total ...........................................    $ 27,032,949
                                                                 ============

      While the Company has yet to complete the allocation of the excess of cost over net assets acquired to the specific assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated principally to patents, trademarks and goodwill, which is estimated to be amortized over 15 years for Peridex and 20 years for Oxycal.



(f) Represents pro forma adjustment for contractual obligation to pay remaining purchase price of Peridex as follows: $4 million is payable within 180 days after closing, $1 million is payable within 12 months after closing and $1 million is payable within 24 months after closing. The contractual obligation does not have a stated interest rate and, therefore, has been discounted using an imputed interest rate that approximates the rate the Company would have negotiated in a similar transaction.

(g)   Represents eliminating entries for combination purposes.

ZILA, INC. AND SUBSIDIARIES

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA YEAR ENDED JULY 31, 1997


                                         -------------------HISTORICAL--------------------       -----------PRO FORMA------------
                                             ZILA            PERIDEX             OXYCAL           ADJUSTMENTS          COMBINED
                                         ------------     ------------        ------------       ------------        ------------

REVENUES                                 $ 38,664,892     $ 12,597,000        $ 14,496,010                           $ 65,757,902

OPERATING COSTS AND EXPENSES
  Cost of products sold                    23,542,342        2,424,000           4,981,948                             30,948,290
  Selling, general and administrative      20,161,319          741,000           5,533,802       $  1,600,000(a)       28,036,121
  Merger related expenses                     371,865                                                                     371,865
  Impairment charges                          587,659                                                                     587,659
  Litigation expenses                       1,147,363                                                                   1,147,363
                                         ------------     ------------        ------------       ------------        ------------
                                           45,810,548        3,165,000          10,515,750          1,600,000          61,091,298
                                         ------------     ------------        ------------       ------------        ------------

INCOME (LOSS) FROM OPERATIONS              (7,145,656)       9,432,000           3,980,260         (1,600,000)          4,666,604
                                         ------------     ------------        ------------       ------------        ------------

OTHER INCOME (EXPENSES)
  Interest income                             201,630                               53,036                                254,666
  Interest expense                            (79,450)                                (195)          (340,000)(b)        (419,645)
  Other income (expense)                                                            (1,360)                                (1,360)
  Realized loss on short-term
     investments                              (24,832)                                                                    (24,832)
                                         ------------     ------------        ------------       ------------        ------------

                                               97,348                               51,481           (340,000)           (191,171)
                                         ------------     ------------        ------------       ------------        ------------

INCOME (LOSS) BEFORE (PROVISION)
  BENEFIT FOR INCOME TAXES                 (7,048,308)       9,432,000           4,031,741         (1,940,000)          4,475,433

(PROVISION) BENEFIT FOR INCOME TAXES          589,931                 (c)       (1,530,000)(c)      1,530,000(c)          589,931
                                         ------------     ------------        ------------       ------------        ------------

NET INCOME (LOSS)                        $ (6,458,377)    $  9,432,000        $  2,501,741       $   (410,000)       $  5,065,364
                                         ============     ============        ============       ============        ============


INCOME (LOSS) PER SHARE                  $      (0.20)                                                               $       0.16
                                         ============                                                                ============

WEIGHTED AVERAGE NUMBER
  OF COMMON AND COMMON
  EQUIVALENT SHARES
  OUTSTANDING                              31,530,096                                                                  32,512,096(d)
                                         ============                                                                ============

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                          STATEMENT OF OPERATIONS DATA
                        FOR THE YEAR ENDED JULY 31, 1997


(a) Represents the amortization of excess of assets acquired over liabilities assumed of Peridex and Oxycal. While the Company has yet to complete the allocation of the excess of cost over net assets acquired to the specific assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated principally to patents, trademarks and goodwill, which is estimated to be amortized over 15 years for Peridex and 20 years for Oxycal.

(b)   Represents amortization of discount on contractual obligation.


(c) Represents elimination of income taxes associated with Oxycal. The historical financial statements of Peridex reflect only direct revenues and direct expenses of the Peridex brand of P&G and do not reflect a provision for income taxes. It is assumed that net operating loss carryfowards of the Company would be utilized to offset income from Peridex and Oxycal.

(d) Includes 982,000 shares issued in connection with the Equity Financing, as if such shares were issued on August 1, 1996.

ZILA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA THREE MONTHS ENDED OCTOBER 31, 1997



                                           ---------------HISTORICAL---------------              ------------PRO FORMA-----------
                                             ZILA           PERIDEX              OXYCAL           ADJUSTMENTS          COMBINED
                                         ------------     ------------        ------------       ------------        ------------
REVENUES                                 $ 10,800,182     $  2,354,000        $  3,868,649                           $ 17,022,831

OPERATING COSTS AND EXPENSES
  Cost of products sold                     6,577,258          614,000           1,091,157                              8,282,415
  Selling, general and administrative       4,612,925          246,000           1,212,950       $    400,000(a)        6,471,875
  Merger related expenses                      72,215                                                                      72,215
                                         ------------     ------------        ------------       ------------        ------------
                                           11,262,398          860,000           2,304,107            400,000          14,826,505
                                         ------------     ------------        ------------       ------------        ------------

INCOME (LOSS) FROM OPERATIONS                (462,216)       1,494,000           1,564,542           (400,000)          2,196,326
                                         ------------     ------------        ------------       ------------        ------------

OTHER INCOME (EXPENSES)
  Interest income                              51,133                               13,242                                 64,375
  Interest expense                            (11,619)                                                (25,000)(b)         (36,619)
  Other income (expense)                       (7,088)                               1,904                                 (5,184)
                                         ------------     ------------        ------------       ------------        ------------

                                               32,426                               15,146            (25,000)             22,572
                                         ------------     ------------        ------------       ------------        ------------

INCOME (LOSS) BEFORE (PROVISION)
  BENEFIT FOR INCOME TAXES                   (429,790)       1,494,000           1,579,688           (425,000)          2,218,898

(PROVISION) BENEFIT FOR INCOME TAXES                                             (678,775)(c)         678,775(c)
                                         ------------     ------------        ------------       ------------        ------------


NET INCOME (LOSS)                        $   (429,790)    $  1,494,000        $    900,913       $    253,775        $  2,218,898
                                         ============     ============        ============       ============        ============


INCOME (LOSS) PER SHARE                  $      (0.01)                                                               $       0.07
                                         ============                                                                ============

WEIGHTED AVERAGE NUMBER
  OF COMMON AND COMMON
  EQUIVALENT SHARES
  OUTSTANDING                              32,699,119                                                                  33,681,119(d)
                                         ============                                                                ============

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                          STATEMENT OF OPERATIONS DATA
                   FOR THE THREE MONTHS ENDED OCTOBER 31, 1997


(a) Represents the amortization of excess of assets acquired over liabilities assumed of Peridex and Oxycal. While the Company has yet to complete the allocation of the excess of cost over net assets acquired to the specific assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated principally to patents, trademarks and goodwill, which is estimated to be amortized over 15 years for Peridex and 20 years for Oxycal.

(b)   Represents amortization of discount on contractual obligation.


(c) Represents elimination of income taxes associated with Oxycal. The historical financial statements of Peridex reflect only direct revenues and direct expenses of the Peridex brand of P&G and do not reflect a provision for income taxes. It is assumed that net operating loss carryfowards of the Company would be utilized to offset income from Peridex and Oxycal.

(d) Includes 982,000 shares issued in connection with the Equity Financing, as if such shares were issued on August 1, 1997.

         (c)      Exhibits

Exhibit No.       Description

2        Articles of Merger and Plan of Merger                                 *

10 Acquisition Agreement and Plan of Merger dated as of October 28, 1997 * by and among Zila, Inc., Oxycal Laboratories, Incorporated and Zila Acquisition Corp.

23       Consent of Deloitte and Touche LLP                                    +

99       Press Release dated as of November 10, 1997                           *

* Previously Filed
+ Filed Herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ZILA, INC.


Date: January 13, 1998                       By       /s/ Joseph Hines
                                                      ----------------
                                                      Joseph Hines
                                                      President